UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2011
GSI COMMERCE, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-16611	04-2958132

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

935 First Avenue, King of Prussia, Pennsylvania	19406

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: 610-491-7000
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
This Amendment No. 1 (this “Amendment”) amends the Current Report on Form 8-K filed by GSI Commerce, Inc. (“GSI”) with the Securities and Exchange Commission (the “SEC”) on February 10, 2011, which disclosed that GSI had entered into a merger agreement pursuant to which GSI would acquire Fanatics, Inc. This Amendment is filed solely to include the merger agreement in Item 9.01 below. This Amendment does not reflect any events that have occurred after the Form 8-K was originally filed on February 10, 2011.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

2.1†
Agreement and Plan of Merger, dated as of February 9, 2011, by and among GSI Commerce, Inc., Gator Acquisition Corp., Gator Acquisition LLC, Fanatics, Inc., the stockholders of Fanatics, Inc. named therein, those persons listed on Annex II thereto and Insight Venture Partners, LLC, as Stockholders’ Representative. The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. GSI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

†	Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the SEC.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI COMMERCE, INC.
February 14, 2011	By:	/s/ Michael R. Conn
		Name:	Michael R. Conn
		Title:	Executive Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

2.1†
Agreement and Plan of Merger, dated as of February 9, 2011, by and among GSI Commerce, Inc., Gator Acquisition Corp., Gator Acquisition LLC, Fanatics, Inc., the stockholders of Fanatics, Inc. named therein, those persons listed on Annex II thereto and Insight Venture Partners, LLC (as Stockholders’ Representative). The schedules and exhibits to the merger agreement are omitted pursuant to Item 601(b)(2) of Regulation S-K. GSI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted schedule or exhibit.

†	Confidential treatment has been requested for certain portions of this exhibit. Omitted portions have been filed separately with the Securities and Exchange Commission.